SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 23, 2016

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant's Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2016, Alliance Data Systems Corporation (the "Company") filed a Certificate of Retirement of Series A Preferred Stock ("Certificate of Retirement") with the Delaware Secretary of State to eliminate from its Second Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), all references to the Company's Series A preferred stock (the "Series A Preferred Stock").

On July 12, 1999, the Company authorized and issued 120,000 shares of Series A Preferred Stock, par value $0.01 per share. On June 13, 2001, immediately prior to the Company's initial public offering, all 120,000 shares of Series A Preferred Stock were converted into shares of common stock, par value $0.01 per share, of the Company. As a result of such conversion, there are no longer any issued and outstanding shares of the Company's Series A Preferred Stock and the Company's Certificate of Incorporation provides that any shares of Series A Preferred Stock purchased, redeemed or otherwise acquired shall be retired and cancelled and the number of shares of Series A Preferred Stock reduced accordingly.

A copy of the Certificate of Retirement, which became effective on March 23, 2016, is attached hereto as Exhibit 3.1, and incorporated herein by reference.

Pursuant to Section 243(b) of the General Corporation Law of the State of Delaware, once the Certificate of Retirement became effective, it had the effect of amending the Company's Certificate of Incorporation to eliminate all references to the Series A Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

3.1	Certificate of Retirement of Series A Preferred Stock of Alliance Data Systems Corporation dated March 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: March 25, 2016	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Certificate of Retirement of Series A Preferred Stock of Alliance Data Systems Corporation dated March 23, 2016.